Exhibit 99.3

                         EQUIPMENT SCHEDULE NUMBER 2 TO
                   MASTER LEASE AGREEMENT NUMBER COCAP05-0520
                               DATED MAY 27, 2005
                    BETWEEN COACH CAPITAL, LLC ("LESSOR") AND
                ACCESS WORLDWIDE COMMUNICATIONS, INC. ("LESSEE")

1.   Equipment:

Item No.   Qty     Equip. Type/Model/Feature/Description

         SEE ATTACHED EQUIPMENT LIST

2.   Equipment Location:        18th Floor Yuchengco Tower, RCBC Plaza
                                6819 Ayala Avenue Cor. Sen. Gil Puyat Ave.
                                Makati City, 0727
                                Philippines

3.   Initial Period:            36 months

4.   Monthly Rental:            One (1) payment of $50,634.33 followed by
                                thirty-five payments of $6,889.71

5.   End of Lease Provisions:   Lessee purchases the Equipment for $1.00

6. Early Termination: Provided no default has occurred and is continuing under the Master Lease Agreement or any Equipment Schedule thereunder, and upon sixty (60) days written notice, Lessee may terminate any Equipment Schedule not less than six (6) months after the Commencement Date by paying to the Lessor (or directly to its assignee, if Lessee received notice that the Equipment Schedule has been assigned to such assignee), an amount (hereafter called the "Early Termination Payment") equal to the sum of (i) the aggregate balance of the scheduled rents for the entire remaining Initial Term, discounted to present value at four percent (4%) per annum, plus (ii) a mandatory purchase amount, if any, required by the Equipment Schedule. Upon Lessee's payment of the Early Termination Payment to the Lessor (or assignee as aforesaid), Lessor shall transfer title to the equipment to Lessee free and clear of all liens, claims and encumbrances arising by, through or under Lessor.

All of the terms and conditions of the above described Master Lease Agreement No. COCAP05-0520 dated May 20, 2005 are incorporated herein by reference. Each Equipment Schedule shall constitute a separate Lease Agreement.

Lessor:                                  Lessee:
COACH CAPITAL, LLC                       ACCESS WORLDWIDE COMMUNICATIONS,
                                         INC,

By:   ____________________________       By:   ________________________________

Title:____________________________       Title:________________________________

Date: ____________________________       Date: ________________________________